UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

MARCH 14, 2025
Date of Report (date of earliest event reported)
Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BYON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2025, the Board of Directors (the “Board”) of Beyond, Inc. (the “Company”) appointed Debra G. Perelman as a member of the Board, effective immediately. Ms. Perelman’s term will expire at the Company’s annual meeting of stockholders to be held in 2025 or until her earlier death, resignation, or removal.

As a director of the Company, Ms. Perelman will participate in the same compensation program as the other non-employee members of the Board, as described under “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2024. Pursuant to this compensation program, on March 14, 2024, Ms. Perelman was granted 5,301 restricted stock units, representing the annual award of restricted stock units to non-employee directors, prorated to reflect a partial year of service. Ms. Perelman will also be entitled to receive an annual cash retainer of $75,000 to be paid on a quarterly basis for her service as director. At each annual stockholder meeting (beginning with the annual meeting of stockholders to be held in 2025), Ms. Perelman will be entitled to receive an annual award of restricted stock units with an aggregate value on the date of grant of approximately $165,000.

The Company and Ms. Perelman intend to enter into the Company’s standard form of indemnification agreement.

There are no transactions between the Company and Ms. Perelman that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD

On March 17, 2025, the Company issued a press release regarding Ms. Perelman’s appointment to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference to this Item 7.01.

A copy of the press release is furnished with this report as Exhibit 99.1. The information in this Current Report on Form 8-K and in Exhibit 99.1 is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may expressly be set forth in any such filing by specific reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and corresponding Exhibits contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the new appointment, consequences thereof, related compensation and indemnification, and the timing of any of the foregoing. Actual results could differ materially for a variety of known and unknown risks, uncertainties, and other important factors including but not limited to those included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025, and in our subsequent filings with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated March 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Furnished

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND, INC.

By:	/s/ Adrianne Lee
Adrianne Lee
President & Chief Financial Officer
Date:	March 17, 2025

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